As filed with the Securities and Exchange Commission on July 25, 1997
                                       Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               Centennial Bancorp
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Oregon                                   93-0792841
--------------------------------------------------------------------------------
(State or other jurisdiction of                      (IRS Employer
incorporation or organization)                       Identification No.)

    675 Oak Street, P.O. Box 1560
    Eugene, Oregon                                             97440
--------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)

                       Restated 1995 Stock Incentive Plan
                       ----------------------------------
                            (Full title of the plan)

                               Richard C. Williams
                      President and Chief Executive Officer
                               Centennial Bancorp
                          675 Oak Street, P.O. Box 1560
                                Eugene, OR 97440
                                 (541) 342-3970
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:

                                 Carol Dey Hibbs
                     Tonkon, Torp, Galen, Marmaduke & Booth
                               1600 Pioneer Tower
                              888 S.W. Fifth Avenue
                             Portland, Oregon 97204
                                 (503) 221-1440

                         CALCULATION OF REGISTRATION FEE

                            Proposed     Proposed
 Title of                   Maximum      Maximum
Securities    Amount to     Offering     Aggregate   Amount of
  to be       be Regis-     Price Per    Offering    Registra-
Registered    tered (1)     Share (2)    Price (2)   tion Fee (2)
----------    ---------     ---------    ---------   ------------

Common
Stock,        147,708        $10.26      $1,515,484    $  460
$2.00 par      shares
value

Common
Stock,        131,802        $25.63      $3,378,086    $1,024
$2.00 par
value

  Total                                                $1,484


(1) This filing registers 279,510 shares of the Company's Common Stock reserved for issuance under the Company's Employee Stock Purchase Plan. There are also registered an undetermined number of additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plans in the event of a change in the outstanding shares of Common Stock, including a recapitalization.

(2) Based upon (a) the actual price for 147,708 shares of the Company's Common Stock subject to previously granted options (which are exercisable at a price of $10.26 per share) and (b) the estimated proposed maximum offering price for the other 131,802 shares reserved for issuance under the Restated 1995 Stock Incentive Plan, estimated solely for purposes of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on July 23, 1997, as reported by the Nasdaq National Market ($25.63).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

                  The following documents filed by Centennial Bancorp, an Oregon corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference in this registration statement:

                    (a) The Company's annual report on Form 10-K for the year ended December 31, 1996;

                    (b) The Company's quarterly report on Form Form 10-Q for the quarter ended March 31, 1997; and

                    (c) The description of the Company's common stock, $2.00 par value (the "Common Stock"), set forth in the Company's registration statement on Form SB-2, as declared effective on April 19, 1994 (Registration No. 33-76944).

                  All documents filed by the Company subsequent to those listed above pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

                  Not applicable.


Item 5.  Interests of Named Experts and Counsel.

                  None.


Item 6.  Indemnification of Directors and Officers.

                  Under the Oregon Revised Statutes ("ORS"), the Company's Restated Articles of Incorporation, as amended (the "Articles"), and the Company's Restated Bylaws, as amended (the "Bylaws"), the Company has broad powers to indemnify directors and officers against liabilities that they may incur in such capacities.

                  Under ORS 60.387 to ORS 60.414, a person who is made a party to a proceeding because such person is or was an officer or director of the corporation shall be indemnified by the corporation (unless the corporation's articles of incorporation provide otherwise) against reasonable expenses incurred by such person in connection with the proceeding if such person is wholly successful on the merits or otherwise or if ordered by a court of competent jurisdiction. In addition, a corporation is permitted under such sections to indemnify such persons against liability incurred in a proceeding if: (i) such person's conduct was in good faith and in a manner he or she reasonably believed was in the corporation's best interests, or, at least, not opposed to its best interests; (ii) such person had no reasonable cause to believe his or her conduct was unlawful if the proceeding was a criminal proceeding; (iii) such person was not adjudged liable to the corporation if the proceeding was by or in the right of the corporation (in which case indemnification is limited to such person's reasonable expenses in connection with the proceeding); and (iv) such person was not adjudged liable on the basis that he or she improperly received a personal benefit.

                  The Articles require the indemnification of an officer or director made or threatened to be made party to a proceeding because such person is or was an officer or director of the Company or one of its subsidiaries against certain liabilities and expenses if: (1) the officer's or director's conduct was in good faith; (ii) the officer or director did not engage in intentional misconduct; and (iii) in the case of a criminal proceeding, the officer or director did not know the conduct was unlawful. In the case of any proceeding by or in the right of the Company, an officer or director is entitled to indemnification against certain expenses, except that no indemnification generally would be made if: (i) the officer or director has been adjudged liable for deliberate misconduct in the performance of a duty to the Company; (ii) the officer or director received an improper personal benefit; (iii) the officer or director breached a duty of loyalty to the Company; or (iv) the officer or director received a distribution that was unlawful under Oregon law. Indemnification may also be provided to person other than officers or directors under certain circumstances.

                  The Articles also provide that no director will be liable to the Company or its shareholders for monetary damages for conduct as a director, except that personal liability may exist for any: (i) breach of a director's duty of loyalty to the Company or its shareholders; (ii) act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) unlawful distribution to shareholders; or (iv) transaction from which the director receives an improper personal benefit.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.


Item 8.  Exhibits.

                  The exhibits listed in the Index to Exhibits, which appears on page II-7 herein, are filed as part of this registration statement.


Item 9.  Undertakings.

A.  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the above-referenced provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eugene, Oregon, on July 25, 1997.

                                        CENTENNIAL BANCORP



                                        By:   /s/Richard Williams
                                        -------------------------
                                             Richard C. Williams
                                             President and Chief Executive
                                              Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Richard C. Williams and Michael J. Nysingh, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that each such attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

PRINCIPAL EXECUTIVE OFFICER:                                       DATE:



/s/ Richard C. Williams                                            July 25, 1997
----------------------------
Richard C. Williams
President, Chief Executive
Officer and Director

PRINCIPAL FINANCIAL OFFICER:



/s/ Michael J. Nysingh                                             July 23, 1997
----------------------------
Michael J. Nysingh
Chief Financial Officer

DIRECTORS:



/s/ Dan Giustina                                                   July 23, 1997
----------------------------
Dan Giustina


/s/ Cordy H. Jensen                                                July 23, 1997
----------------------------
Cordy H. Jensen


                                                                   July __, 1997
____________________________
Robert L. Newburn


/s/ Brian B. Obie                                                  July 25, 1997
----------------------------
Brian B. Obie

                                INDEX TO EXHIBITS
EXHIBIT
NUMBER      EXHIBIT                                                         PAGE
------      -------                                                         ----

4.1         Restated Articles of Incorporation,
            as amended(1)

4.2         Restated Bylaws, as amended(2)

5.1         Opinion of Tonkon, Torp, Galen, Marmaduke & Booth                  8

23.1        Consent of Coopers & Lybrand L.L.P., Independent
            Accountants                                                        9

23.2        Consent of Tonkon, Torp, Galen, Marmaduke & Booth
            (included in Exhibit 5.1)

24.1        Power of Attorney (See Page II-5)

99.1        Restated 1995 Stock Incentive Plan(3)

99.2 Form of Incentive Stock Option Agreement entered into between registrant and certain officers and employees pursuant to registrant's Restated 1995 Stock Incentive Plan(3)

99.3 Form of Nonstatutory Stock Option Agreement entered into between registrant and its nonemployee directors pursuant to registrant's Restated 1995 Stock Incentive Plan(4)

99.4 Nonstatutory (Nonqualified) Stock Option Agreement dated November 22, 1995, between registrant and Richard C. Williams(4)

----------------

(1) Incorporated by reference from the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1990.

(2) Incorporated by reference from the Company's annual report on Form 10-K filed for the fiscal year ended December 31, 1992.

(3) Incorporated by reference from the Company's annual report on Form 10-K for the year ended December 31, 1996.

(4) Incorporated by reference from the Company's annual report on Form 10-K filed for the year ended December 31, 1995.


Other exhibits listed in Item 601 of Regulation S-B are not applicable.